Exhibit 99.1
Financial Information

BeiGene, Ltd. (the “Company”) previously submitted a listing application for a proposed public offering of the Company’s ordinary shares and initial listing of such shares on the Science and Technology Innovation Board (the “STAR Market”) of the Shanghai Stock Exchange (the “STAR Offering”), which was prepared in accordance with the listing rules of the STAR Market and the applicable securities laws and regulations of the PRC (the “PRC Securities Laws”). On July 28, 2021, the Company filed a registration application for the STAR Offering (the “Registration Application”) with the China Securities Regulatory Commission (the “CSRC”). On November 16 2021, the CSRC accepted an updated prospectus filed by the Company (the “Prospectus”). The Prospectus is available to the public in Chinese language only on the website maintained by the Shanghai Stock Exchange at www.sse.com.cn.

As required by the PRC Securities Laws, the Prospectus contains historical financial information of the Company that was prepared in accordance with the China Accounting Standards for Business Enterprises – Basic Standard (“CAS”) and other applicable PRC accounting rules, guidance and interpretations, including but not limited to the China Securities Regulatory Commission's Compilation Rule for Information Disclosure by Companies Offering Securities to the Public No. 15 – General Rules for Financial Statement (2014 revised), and Compilation Rule for Information Disclosure by Companies Offering Securities to the Public No. 24 – Special Provisions on Information Disclosure in Financial Statements of Pilot Innovative Red-chip Companies on the Sci-Tech Innovation Board (together with CAS, “PRC GAAP”) for the years ended December 31, 2018, 2019 and 2020 and the six months ended June 30, 2021, certain historical financial results for the nine months ended September 30, 2021, and an estimated forecast of the preliminary range of certain financial results expected for the year ending December 31, 2021, which mainly include the expected total revenue and the net loss attributable to the Company (the “Estimated Range of Financial Results”). The key differences between such financial information prepared in accordance with PRC GAAP and those prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”), were summarized in the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021.

Research and Development Expenses Allocated by Key Products and Other R&D Projects

As required by the PRC Securities Laws, the Prospectus contains financial information regarding the research and development (“R&D”) expenses allocated by key products and other R&D projects, which was prepared in accordance with PRC GAAP. The corresponding financial information prepared in accordance with U.S. GAAP is presented below. Amounts reported herein are stated in thousands of U.S. dollars.

Pipeline Products/ Projects	Six Months Ended June 30, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Total	Implementation
Zanubrutinib	61,478	155,099	171,112	119,362	507,051	Clinical stage
Tislelizumab	92,740	232,369	191,992	127,129	644,230	Clinical stage
Pamiparib	6,966	28,156	41,938	38,325	115,385	Clinical stage
Other R&D projects	58,249	86,775	84,781	61,960	291,765	Clinical / preclinical stage
R&D collaboration projects	108,830	226,505	50,000	89,000	474,335	N/A
Subtotal of external R&D expenses	328,263	728,904	539,823	435,776	2,032,766
Subtotal of internal R&D expenses	348,554	565,973	387,515	243,229	1,545,271
Total	676,817	1,294,877	927,338	679,005	3,578,037

Range of Financial Results for the year ending December 31, 2021

As required by the PRC Securities Laws, the Prospectus contains an Estimated Range of Financial Results for the year ending December 31, 2021, which was prepared in accordance with PRC GAAP. The corresponding financial information prepared in accordance with U.S. GAAP is presented below. For the year ending December 31, 2021, the total revenue is estimated to be between $1.059 billion and $1.239 billion, and the net loss attributable to the Company is estimated to be between $1.288 billion and $1.688 billion. The Estimated Range of Financial Results is based on the Company’s preliminary calculation. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to the Estimated Range of Financial Results and accordingly do not express an opinion or any other form of assurance with respect thereto. The Estimated Range of Financial Results could change as a result of further review and the actual results for the year ending December 31, 2021 could differ from the Estimated Range of Financial Results as a result of changes in underlying circumstances or events that cause management’s assumptions and estimates to differ from current expectations.